Exhibit 99.1

Astria Therapeutics Reports Third Quarter 2025 Financial Results and Provides a Corporate Update

-- BioCryst’s Acquisition of Astria Expected to Close in the First

Quarter of 2026 --

-- Phase 3 ALPHA-ORBIT Trial for Navenibart is Progressing as Planned with Topline Results Anticipated in Early 2027; First Patient Now Enrolled in the ORBIT-EXPANSE Long-Term Extension Trial --

-- Final Phase 1b/2 ALPHA-STAR Results in 29 HAE Patients Reinforces Navenibart’s Robust HAE Attack Prevention and Favorable Safety Profile --

-- STAR-0310, an OX40 Antagonist, Demonstrated a Best-In-Class Profile with Initial Phase 1a Data Presented at the European Academy of Dermatology and Venereology Congress --

BOSTON, Mass., November 12, 2025 – Astria Therapeutics, Inc. (NASDAQ:ATXS), a biopharmaceutical company focused on developing life-changing therapies for allergic and immunologic diseases, today reported financial results for the third quarter ended September 30, 2025, and provided a corporate update.

“We believe that the proposed transaction with BioCryst provides the best opportunity to advance navenibart, enabling people with HAE to potentially live free from the limitations of their disease,” said Jill C. Milne, Ph.D., CEO of Astria Therapeutics. “We also believe the acquisition represents a compelling outcome for Astria stockholders, providing cash for their shares at closing as well as continued ownership of BioCryst. I’m incredibly inspired by our talented Astria team, whose commitment and determination have made this achievement possible.”

Corporate Update

On October 14, 2025, BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) and Astria Therapeutics, Inc. entered into a definitive agreement under which BioCryst will acquire all outstanding shares of Astria for consideration per share consisting of $8.55 in cash and 0.59 shares of BioCryst common stock. The transaction was unanimously approved by both the BioCryst and Astria Boards of Directors. Upon closing of the transaction, which is expected in the first quarter of 2026 and subject to customary closing conditions and approval by Astria stockholders, Jill C. Milne will join the BioCryst Board of Directors.

Navenibart (STAR-0215)

•	Final results from the ALPHA-STAR trial were presented at the American College of Allergy, Asthma & Immunology (ACAAI) meeting on November 8. Results included the expanded enrollment population of 29 adult participants with HAE, which includes 13 participants in addition to the previously presented 16. Navenibart demonstrated rapid, robust, and durable efficacy, with 84–92% mean and 93-100% median percent reduction in attack rate from baseline through six months of treatment. Additionally, clinically meaningful improvements in quality of life were seen across all dosing cohorts. Treatment was generally well-tolerated with no serious treatment-emergent adverse events (TEAEs), no discontinuations, and no injection site reactions of pain. These data support every three- and six-month administration.

•	The navenibart Phase 3 program consists of the ALPHA-ORBIT Phase 3 trial and the ORBIT-EXPANSE long-term trial, which are designed to support registration globally. ALPHA-ORBIT is a randomized, double-blind, placebo-controlled trial evaluating the efficacy and safety of navenibart over a 6-month treatment period, with dosing arms every 3 months (Q3M) and every 6 months (Q6M). After completing ALPHA-ORBIT, eligible participants may continue into the ORBIT-EXPANSE trial, in which all participants will receive navenibart in either Q3M or Q6M regimens. ALPHA-ORBIT sites are open across 15 countries including Bulgaria, Canada, the Czech Republic, Germany, Hong Kong, Israel, Italy, Japan, Netherlands, North Macedonia, Poland, the Republic of South Africa, Spain, the United Kingdom, and the United States. Top-line results from the ALPHA-ORBIT Phase 3 trial are expected in early 2027.

•	For detailed information regarding the Phase 3 ALPHA-ORBIT trial -- including eligibility criteria, study design, and participating trial sites -- please visit the official ALPHA-ORBIT trial website or access the listing on ClinicalTrials.gov.

•	In August, Astria announced that it has exclusively licensed development and commercialization rights in Japan to Kaken Pharmaceutical for navenibart. Under the agreement, Astria received an upfront payment of $16 million in the fourth quarter of 2025, with the potential for an additional $16 million in total commercialization and sales milestones. In addition to these payments, Astria is also eligible for tiered royalties with the royalty rate as a percentage of net sales up to 30%, and partial Phase 3 cost reimbursement.

STAR-0310

•	STAR-0310 is an investigational high-potency and long-acting monoclonal antibody OX40 antagonist that incorporates YTE technology for the treatment of atopic dermatitis (AD) and potentially other indications. STAR-0310 was designed to capitalize on the learnings of OX40 receptor and OX40 ligand programs with the goal of having the best overall OX40 therapy.

•	The Phase 1a trial is intended to assess the safety, tolerability, pharmacokinetics, and immunogenicity of STAR-0310 in healthy subjects. Initial results from the Phase 1a trial presented at European Association of Dermatology and Venereology (EADV) support STAR-0310 as a potential best-in-class OX40 antagonist. STAR-0310 demonstrated a best-in-class half-life of up to 68 days, consistent with administration every six months, durable cytokine inhibition, and was well-tolerated with no antibody-dependent cellular cytotoxicity (ADCC)-related side effects.

•	Following recent positive Phase 1a initial results, strategic opportunities are being explored for STAR-0310.

Third Quarter 2025 Financial Results

Cash Position: As of September 30, 2025, Astria had cash, cash equivalents and short-term investments of $227.7 million, compared to $344.3 million as of September 30, 2024. Without giving effect to the transactions contemplated by the BioCryst merger agreement and assuming Astria remains a standalone entity, the Company expects that its cash, cash equivalents and short-term investments as of September 30, 2025, together with the Kaken upfront payment and expected reimbursement of a portion of the Company’s Phase 3 program costs, will be sufficient to fund its current operating plan into 2028, including (i) for navenibart, support for all program activities through completion of our ALPHA-ORBIT Phase 3 trial, including activities related to the planned ORBIT-EXPANSE long-term trial and Phase 3 development and testing of drug device combinations, and (ii) for STAR-0310, the completion of the ongoing Phase 1a clinical trial of healthy subjects. Net cash used in operating activities for the three months ended September 30, 2025 was $32.3 million, compared to $28.0 million for the three months ended September 30, 2024.

Collaboration Revenue: Collaboration revenue was $0.7 million for the three and nine months ended September 30, 2025 from the Kaken license agreement. As of September 30, 2025, deferred revenue from the Kaken license agreement was $16.5 million, of which $4.5 million is classified as current and $12.0 million is classified as long-term. Deferred revenue will be recognized as performance obligations identified in the Kaken license agreement are met.

R&D Expenses: Research and development expenses were $24.1 million for the three months ended September 30, 2025, compared to $20.5 million for the three months ended September 30, 2024. The increase in research and development expenses was attributed to an increase in navenibart expenses related to the support of the Phase 3 ALPHA-ORBIT clinical trial and employee expenses, partially due to increases in stock-based compensation and company growth to support the advancement of our programs, during the three months ended September 30, 2025.

G&A Expenses: General and administrative expenses were $10.7 million for the three months ended September 30, 2025, compared to $8.5 million for the three months ended September 30, 2024. The increase in general and administrative expenses was attributable to company growth to support the advancement of our programs, stock-based compensation and other professional services.

Operating Loss: Loss from operations was $34.1 million for the three months ended September 30, 2025, compared to $29.0 million for the three months ended September 30, 2024.

Net Loss: Net loss was $31.6 million for the three months ended September 30, 2025, compared to a net loss of $24.5 million for the three months ended September 30, 2024.

Net Loss Per Share Basic and Diluted: Net loss per share basic and diluted was $0.55 for the three months ended September 30, 2025, compared to a net loss basic and diluted of $0.42 per share for the three months ended September 30, 2024.

About Astria Therapeutics:

Astria Therapeutics is a biopharmaceutical company, and our mission is to bring life-changing therapies to patients and families affected by allergic and immunologic diseases. Our lead program, navenibart (STAR-0215), is an investigational monoclonal antibody inhibitor of plasma kallikrein in clinical development for the treatment of hereditary angioedema. Our second program, STAR-0310, is an investigational monoclonal antibody OX40 antagonist in clinical development for the treatment of atopic dermatitis. Learn more about our company on our website, www.astriatx.com, or follow us on Instagram @AstriaTx and on Facebook and LinkedIn.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of applicable securities laws and regulations including, but not limited to, statements regarding: the expected timing of receipt of topline results from the navenibart ALPHA-ORBIT Phase 3 trial; the goals and objectives of the ALPHA-ORBIT Phase 3 trial and the ORBIT-EXPANSE long-term trial, including that they are designed to support registration of Q3M and Q6M navenibart administration; the potential significance of the results of the ALPHA-STAR trial; our goal of developing two dosing options for navenibart; the potential for navenibart in the HAE market, including the potential to be the market leading treatment in HAE, the potential therapeutic and other benefits of navenibart as a treatment for HAE, and our vision and goals for the program; the objectives, goals and potential payments from our agreement with Kaken Pharmaceutical; the potential therapeutic benefits and potential attributes of STAR-0310 as a treatment for AD; the potential significance of the initial results from the STAR-0310 Phase 1a trial; our goals and vision for STAR-0310; our plans to pursue strategic alternatives for STAR-0310; statements about the Company’s current operating plan and the Company’s anticipated cash runway; and the goal of bringing life changing therapies to patients and families affected by allergic and immunological diseases and to become a leading allergy and immunology company . The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goals,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or "vision," and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Astria’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, future financial performance, results of pre-clinical and clinical results of Astria’s product candidates and other future conditions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the following risks and uncertainties: changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; risks inherent in pharmaceutical research and development, such as: adverse results in our drug discovery, preclinical and clinical development activities, the risk that the results of preclinical studies, including of navenibart and STAR-0310, may not be replicated in clinical trials, that the preliminary or interim results from clinical trials may not be indicative of the final results, that the results of early stage clinical trials, such as the results from the navenibart and STAR-0310 Phase 1a clinical trials and the results from the ALPHA-STAR trial or ALPHA-SOLAR trial, may not be replicated in later stage clinical trials, including the ALPHA-ORBIT Phase 3 trial or the ORBIT-EXPANSE long-term extension trial; the risk that we may not be able to enroll sufficient patients in our clinical trials on a timely basis, and the risk that any of our clinical trials may not commence, continue or be completed on time, or at all; decisions made by, and feedback received from, the FDA and other regulatory authorities on our regulatory and clinical trial submissions and other feedback from potential clinical trial sites, including investigational review boards at such sites, and other review bodies with respect to navenibart, STAR-0310, and any other future development candidates, and devices for such product candidates; our ability to manufacture sufficient quantities of drug substance and drug product for navenibart, STAR-0310, and any other future product candidates, and devices for such product candidates, on a cost-effective and timely basis, and to develop dosages and formulation for navenibart, STAR-0310, and any other future product candidates that are patient-friendly and competitive; our ability to develop biomarker and other assays, along with the testing protocols therefore; our ability to obtain, maintain and enforce intellectual property rights for navenibart, STAR-0310, and any other future product candidates; our potential dependence on collaboration partners; competition with respect to navenibart, STAR-0310, or any of our other future product candidates; the risk that survey results and market research may not be accurate predictors of the commercial landscape for HAE, the ability of navenibart to compete in HAE and the anticipated position and attributes of navenibart in HAE based on clinical data to date, its preclinical profile, pharmacokinetic modeling, market research and other data; risks with respect to the ability of STAR-0310 to compete in AD and the anticipated position and attributes of STAR-0310 in AD based on its preclinical profile; our ability to manage our cash usage and the possibility of unexpected cash expenditures; our ability to obtain necessary financing to conduct our planned activities, including the costs associated with commercialization of navenibart if regulatory approval is obtained, and to manage unplanned cash requirements; the risks and uncertainties related to our ability to recognize the benefits of any additional acquisitions, licenses or similar transactions; and general economic and market conditions; as well as the risks and uncertainties discussed in the “Risk Factors” sections of our Annual Report on Form 10-K for the period ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and in other filings that we may make with the Securities and Exchange Commission.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Astria may not actually achieve the forecasts or expectations disclosed in our forward-looking statements, and investors and potential investors should not place undue reliance on Astria’s forward-looking statements. Neither Astria, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Astria’s views as of any date subsequent to the date hereof.

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Astria Contact:

Investor Relations and Media:

Elizabeth Higgins

investors@astriatx.com

Astria Therapeutics, Inc.
Consolidated Statements of Operations
(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Collaboration revenue	$706	$-	$706	$-
Operating expenses:
Research and development	24,149	20,510	77,880	56,945
General and administrative	10,661	8,504	29,745	25,022
Total operating expenses	34,810	29,014	107,625	81,967
Loss from operations	(34,104)	(29,014)	(106,919)	(81,967)
Other income (expense):
Interest and investment income	2,498	4,517	8,733	13,405
Other expense, net	(37)	(37)	(218)	(72)
Total other income, net	2,461	4,480	8,515	13,333
Net loss	(31,643)	(24,534)	(98,404)	(68,634)
Net loss per share attributable to common shareholders - basic and diluted	$(0.55)	$(0.42)	$(1.70)	$(1.24)
Weighted-average common shares outstanding used in net loss per share - basic and diluted	58,005,928	57,820,458	58,005,520	55,542,074

Astria Therapeutics, Inc.

Selected Consolidated Balance Sheets Data

(In thousands)

(Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$96,280	$59,820
Short-term investments	131,441	268,312
Accounts receivable	17,243	-
Right-of-use asset	4,254	5,114
Other current and long-term assets	22,648	9,117
Total assets	271,866	342,363
Liabilities and stockholders’ equity
Current portion of operating lease liabilities	1,404	1,384
Long-term portion of operating lease liabilities	3,055	3,969
Current portion of deferred revenue	4,495	-
Long-term portion of deferred revenue	12,041	-
Other current and long-term liabilities	17,618	17,747
Total liabilities	38,613	23,100
Total stockholders’ equity	$233,253	$319,263

Astria Therapeutics, Inc.

Selected Consolidated Statements of Cash Flows Data

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Net cash used in operating activities	$(102,371)	$(63,850)
Net cash provided by (used in) investing activities	138,828	(188,146)
Net cash provided by financing activities	3	157,202
Net increase (decrease) in cash, cash equivalents and restricted cash	$36,460	$(94,794)